News Release

Media Contact: Meredith Archie
24-Hour: 800.559.3853

Analyst Contact: Jack Sullivan
Office: 980.373.3564

November 4, 2021

Duke Energy reports third-quarter 2021 financial results
▪Third-quarter 2021 reported EPS of $1.79 and adjusted EPS of $1.88
▪Results driven by continued strength in Electric Utilities and Infrastructure
▪North Carolina clean energy legislation establishes state's carbon reduction goal of 70% by 2030, introduces modernized ratemaking tools
▪Company narrows 2021 adjusted EPS guidance range to $5.15 to $5.30 and reaffirms long-term adjusted EPS growth rate of 5% to 7% through 2025
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced third-quarter 2021 reported EPS of $1.79, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.88. This is compared to reported EPS of $1.74 and adjusted EPS of $1.87 for the third quarter of 2020.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between the third-quarter 2021 reported and adjusted EPS is due to an impairment charge related to the 2018 South Carolina rate cases, Coal Combustion Residuals Settlement Agreement ("CCR Settlement Agreement") and insurance proceeds, workplace and workforce realignment costs and exit obligations from gas pipeline investments.
Higher third-quarter 2021 adjusted results were led by growth in Electric Utilities and Infrastructure from rate case contributions and higher volumes. These items were partially offset by higher O&M expenses and share dilution.
“We delivered strong results in the third quarter and continue to execute on our clean energy strategy in a way that provides sustainable value to our customers, communities and shareholders,” said Lynn Good, Duke Energy chair, president and chief executive officer. “Our net-zero emission goals are driving our investment strategy, long-term planning and operational execution and we are making significant progress on all fronts. Over the next decade, we have one of the largest growth capital investment plans in the country to build the infrastructure needed to support a clean energy future."

“We are well-positioned to deliver results within our narrowed guidance range of $5.15 to $5.30, and reaffirm our long-term EPS growth rate of 5% to 7% through 2025, based off our original 2021 guidance range.”

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Business segment results
In addition to the following summary of third-quarter 2021 business segment performance, comprehensive tables with detailed EPS drivers for the third quarter compared to prior year are provided at the end of this news release.
The discussion below of third-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized third-quarter 2021 segment income of $1,425 million, compared to segment income of $1,381 million in the third quarter of 2020. In addition to the drivers below, third-quarter 2021 and 2020 results include impacts from an impairment charge related to the 2018 South Carolina rate cases, coal ash settlement in North Carolina, including insurance proceeds distributed in accordance with the CCR Settlement Agreement, and partial settlements from Duke Energy Carolinas and Duke Energy Progress North Carolina rates cases. These charges were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized third-quarter 2021 segment income of $1,489 million, compared to segment income of $1,412 million in the third quarter of 2020, an increase of $0.10 per share, excluding share dilution of $0.08 per share. Higher quarterly results were primarily due to volumes (+$0.11 per share) and contributions from rate cases (+$0.09 per share). These results were partially offset by higher O&M expenses (-$0.08 per share).
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized a third-quarter 2021 segment loss of $3 million, compared to a loss of $73 million in the third quarter of 2020. In addition to the drivers outlined below, third-quarter 2021 and 2020 results include costs related to the cancellation of the ACP investment. These charges were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Gas Utilities and Infrastructure recognized a third-quarter 2021 segment loss of $5 million, compared to a loss of $8 million in the third quarter of 2020, flat per share. Margin expansion (+$0.01 per share) was offset by higher depreciation on a growing asset base (-$0.01 per share).
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized third-quarter 2021 segment income of $78 million, compared to reported and adjusted segment income of $60 million in the third quarter of 2020. This represents an increase of $0.02 per share, excluding share dilution of $0.01 per share. Higher quarterly results were primarily driven by new renewable projects (+$0.03 per share).

Duke Energy News Release     3

Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a third-quarter 2021 net loss of $134 million compared to a net loss of $103 million in the third quarter of 2020. In addition to the drivers outlined below, third-quarter 2021 results include workplace and workforce realignment costs. This amount was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Other recognized a third-quarter 2021 net loss of $127 million. This is compared to an adjusted net loss of $103 million in the third quarter of 2020, a decrease of $0.03 per share, excluding share dilution of -$0.01 per share. Lower quarterly results at Other were primarily due to higher income tax expense.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the third-quarter of 2021 was 6.6% compared to 7.8% in the third quarter of 2020. The decrease in the effective tax rate was primarily due to an increase in the amortization of excess deferred taxes.
The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the third quarter of 2021 was 7.1% compared to 9.0% in the third quarter of 2020. The decrease was primarily due to an increase in the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss third-quarter 2021 financial results. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 800.263.0877 in the United States or 323.794.2094 outside the United States. The confirmation code is 3383857. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available until 1 p.m. ET, November 14, 2021, by calling 888.203.1112 in the United States or 719.457.0820 outside the United States and using the code 3383857. An audio replay and transcript will also be available by accessing the investors section of the company’s website.

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Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported earnings per share to adjusted earnings per share for third-quarter 2021 and 2020 financial results:

(In millions, except per share amounts)	After-Tax Amount	3Q 2021 EPS	3Q 2020 EPS
EPS, as reported		$1.79	$1.74
Adjustments to reported EPS:
Third Quarter 2021
Gas Pipeline Investments	$(2)	—
Workplace and Workforce Realignment	7	—
Regulatory Settlements	64	$0.09
Third Quarter 2020
Gas Pipeline Investments	$69		0.09
Regulatory Settlements	27		0.04
Total adjustments		$0.09	$0.13
EPS, adjusted		$1.88	$1.87
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Gas Pipeline Investments represents costs related to the cancellation of the ACP investment and additional exit obligations.

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•Workplace and Workforce Realignment represents costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment.
•Regulatory Settlements represents an impairment charge related to the 2018 South Carolina rate cases, charges related to the CCR Settlement Agreement and insurance proceeds distributed in accordance with that agreement and Duke Energy Carolinas and Duke Energy Progress partial settlements in the 2019 North Carolina rate cases.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.

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Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 7.9 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 51,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,500 people.
Duke Energy is executing an aggressive clean energy strategy to create a smarter energy future for its customers and communities – with goals of at least a 50% carbon reduction by 2030 and net-zero carbon emissions by 2050. The company is a top U.S. renewable energy provider, on track to own or purchase 16,000 megawatts of renewable energy capacity by 2025. The company also is investing in major electric grid upgrades and expanded battery storage, and exploring zero-emitting power generation technologies such as hydrogen and advanced nuclear.
Duke Energy was named to Fortune’s 2021 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The impact of the COVID-19 pandemic;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

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◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing customer expectations and demands including heightened emphasis on environmental, social and governance concerns;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;
◦The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values;
◦Asset or business acquisitions and dispositions, including our ability to successfully consummate the second closing of the minority investment in Duke Energy Indiana, may not yield the anticipated benefits;

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◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy or cause fluctuations in the trading price of our common stock; and
◦The ability to implement our business strategy, including enhancing existing technology systems.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2021
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Workplace and Workforce Realignment		Regulatory Settlements		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,425	$—		$—		$64	C	$64	$1,489
Gas Utilities and Infrastructure	(3)	(2)	A	—		—		(2)	(5)
Commercial Renewables	78	—		—		—		—	78
Total Reportable Segment Income	1,500	(2)		—		64		62	1,562
Other	(134)	—		7	B	—		7	(127)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,366	$(2)		$7		$64		$69	$1,435
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.79	$—		$—		$0.09		$0.09	$1.88
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A — Net of $1 million tax expense. $3 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to exit obligations for ACP on the Condensed Consolidated Statements of Operations.
B — Net of $2 million tax benefit. $8 million recorded within Impairment of assets and other charges and $1 million within Operations, maintenance and other related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Condensed Consolidated Statements of Operations.
C — Net of $18 million tax benefit at Duke Energy Carolinas and $1 million tax benefit at Duke Energy Progress.
•$160 million of expense recorded within Impairment of assets and other charges, $77 million of income recorded within Other income and expenses, $5 million of expense within Operations, maintenance and other, $13 million of income within Regulated electric operating revenues and $3 million of expense within Interest expense on the Duke Energy Carolinas' Condensed Consolidated Statement of Operations related to a South Carolina rate case impairment charge and the CCR Settlement and insurance proceeds distributed in accordance with that agreement.
•$42 million of expense recorded within Impairment of assets and other charges, $34 million of income recorded within Other income and expenses, $7 million of expense within Operations, maintenance and other, $15 million of income within Regulated electric operating revenues and $5 million of expense within Interest expense on the Duke Energy Progress' Condensed Consolidated Statement of Operations related to a South Carolina rate case impairment charge and the CCR Settlement and insurance proceeds distributed in accordance with that agreement.
Weighted Average Shares (reported and adjusted) - 769 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2021
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Workplace and Workforce Realignment		Regulatory Settlements		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,180	$—		$—		$64	C	$64	$3,244
Gas Utilities and Infrastructure	259	15	A	—		—		15	274
Commercial Renewables	152	—		—		—		—	152
Total Reportable Segment Income	3,591	15		—		64		79	3,670
Other	(521)	—		142	B	—		142	(379)
Net Income Available to Duke Energy Corporation Common Stockholders	$3,070	$15		$142		$64		$221	$3,291
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$4.00	$0.02		$0.19		$0.09		$0.30	$4.30
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A — Net of $4 million tax benefit. $19 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to exit obligations for ACP on the Condensed Consolidated Statements of Operations.
B — Net of $42 million tax benefit. $139 million recorded within Impairment of assets and other charges, $28 million within Operations, maintenance and other, and $17 million within Depreciation and amortization related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Condensed Consolidated Statements of Operations.
C — Net of $18 million tax benefit at Duke Energy Carolinas and $1 million tax benefit at Duke Energy Progress.
•$160 million of expense recorded within Impairment of assets and other charges, $77 million of income within Other income and expenses, $5 million of expense within Operations, maintenance and other, $13 million of income within Regulated electric operating revenues and $3 million of expense within Interest expense on the Duke Energy Carolinas' Condensed Consolidated Statement of Operations related to a South Carolina rate case impairment charge and the CCR Settlement and insurance proceeds distributed in accordance with that agreement.
•$42 million of expense recorded within Impairment of assets and other charges, $34 million of income within Other income and expenses, $7 million of expense within Operations, maintenance and other, $15 million of income within Regulated electric operating revenues and $5 million of expense within Interest expense on the Duke Energy Progress' Condensed Consolidated Statement of Operations related to a South Carolina rate case impairment charge and the CCR Settlement and insurance proceeds distributed in accordance with that agreement.
Weighted Average Shares (reported and adjusted) - 769 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Regulatory Settlements		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,381	$4	A	$27	C	$31	$1,412
Gas Utilities and Infrastructure	(73)	65	B	—		65	(8)
Commercial Renewables	60	—		—		—	60
Total Reportable Segment Income	1,368	69		27		96	1,464
Other	(103)	—		—		—	(103)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,265	$69		$27		$96	$1,361
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.74	$0.09		$0.04		$0.13	$1.87
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A — Net of $1 million tax benefit. $5 million included within Impairment charges related to gas pipeline interconnections on the Duke Energy Progress' Condensed Consolidated Statements of Operations.
B — Net of $20 million tax benefit.
•$78 million recorded within Equity in (losses) earnings of unconsolidated affiliates related to exit obligations for gas pipeline investments on the Condensed Consolidated Statements of Operations.

• $7 million included within Impairment charges related to gas project materials on the Piedmont Condensed Consolidated Statements of Operations.
C — Net of $6 million tax benefit at Duke Energy Carolinas and $2 million tax benefit at Duke Energy Progress.
•$19 million included within Impairment charges related to the Clemson University Combined Heat and Power plant and $8 million of shareholder contributions within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated Statements of Operations.

•$8 million of shareholder contributions included within Operations, maintenance and other on the Duke Energy Progress' Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 735 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Severance		Regulatory Settlements		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$2,839	$4	A	$—		$27	D	$31	$2,870
Gas Utilities and Infrastructure	(1,400)	1,691	B	—		—		1,691	291
Commercial Renewables	207	—		—		—		—	207
Total Reportable Segment Income	1,646	1,695		—		27		1,722	3,368
Other	(299)	—		(75)	C	—		(75)	(374)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,347	$1,695		$(75)		$27		$1,647	$2,994
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.85	$2.30		$(0.10)		$0.04		$2.24	$4.09

Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A — Net of $1 million tax benefit. $5 million included within Impairment charges related to gas pipeline interconnections on the Duke Energy Progress' Condensed Consolidated Statements of Operations.

B — Net of $394 million tax benefit.
•$2,078 million recorded within Equity in (losses) earnings of unconsolidated affiliates related to exit obligations for gas pipeline investments on the Condensed Consolidated Statements of Operations.

• $7 million included within Impairment charges related to gas project materials on the Piedmont Condensed Consolidated Statements of Operations.
C — Net of $23 million tax expense. $98 million reversal of 2018 severance charges recorded within Operations, maintenance and other on the Condensed Consolidated Statements of Operations.
D — Net of $6 million tax benefit at Duke Energy Carolinas and $2 million tax benefit at Duke Energy Progress.
•$19 million included within Impairment charges related to the Clemson University Combined Heat and Power plant and $8 million of shareholder contributions within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated Statements of Operations.

•$8 million of shareholder contributions included within Operations, maintenance and other on the Duke Energy Progress' Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 735 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
September 2021
(Dollars in millions)

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes	$1,366		$3,125
Gas Pipeline Investments	(3)		19
Workplace and Workforce Realignment	9		184
Regulatory Settlements	83		83
Noncontrolling Interests	129		247
Preferred Dividends	(39)		(92)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$1,545		$3,566

Reported Income Tax Expense	$90	6.6%	$210	6.7%
Gas Pipeline Investments	(1)		4
Workplace and Workforce Realignment	2		42
Regulatory Settlements	19		19
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$110	7.1%	$275	7.7%

	Three Months Ended September 30, 2020		Nine Months Ended September 30, 2020
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes	1,339		$1,158
Gas Pipeline Investments	90		2,090
Severance	—		(98)
Regulatory Settlements	35		35
Noncontrolling Interests	70		208
Preferred Dividends	(39)		(93)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$1,495		$3,300

Reported Income Tax Expense (Benefit)	105	7.8%	(74)	(6.4)%
Gas Pipeline Investments	21		395
Severance	—		(23)
Regulatory Settlements	8		8
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$134	9.0%	$306	9.3%

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2021 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2020 QTD Reported Earnings Per Share	$1.88	$(0.10)	$0.09	$(0.13)	$1.74
Gas Pipeline Investments	—	0.09	—	—	0.09
Regulatory Settlements	0.04	—	—	—	0.04
2020 QTD Adjusted Earnings Per Share	$1.92	$(0.01)	$0.09	$(0.13)	$1.87
Weather	(0.02)	—	—	—	(0.02)
Volume	0.11	—	—	—	0.11
Riders and Other Retail Margin(a)	0.03	0.01	—	—	0.04
Rate case impacts, net(b)	0.09	—	—	—	0.09
Wholesale	(0.03)	—	—	—	(0.03)
Operations and maintenance, net of recoverables(c)	(0.08)	—	—	—	(0.08)
Duke Energy Renewables(d)	—	—	0.02	—	0.02
Interest Expense	(0.02)	—	—	—	(0.02)
AFUDC Equity	0.01	—	—	—	0.01
Depreciation and amortization(e)	0.03	(0.01)	—	—	0.02
Other(f)	(0.02)	—	—	(0.03)	(0.05)
Total variance before share count	$0.10	$—	$0.02	$(0.03)	$0.09
Change in share count	(0.08)	—	(0.01)	0.01	(0.08)
2021 QTD Adjusted Earnings Per Share	$1.94	$(0.01)	$0.10	$(0.15)	$1.88
Regulatory Settlements	(0.09)	—	—	—	(0.09)
2021 QTD Reported Earnings Per Share	$1.85	$(0.01)	$0.10	$(0.15)	$1.79

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 735 million shares to 769 million.

(a)    Electric Utilities and Infrastructure includes higher transmission revenues and higher late payment revenues compared to prior year related to COVID-19.
(b)    Electric Utilities and Infrastructure includes the net impact of DEI base rate increases, effective August 2020 (+$0.04), the DEC and DEP North Carolina interim rates, effective August and September 2020 (+$0.03), respectively, and the DEF SBRA and multiyear rate plan (+0.02).
(c)    Primarily due to higher employee-related expenses.
(d)    Primarily due to new renewable projects placed in service in the current year.
(e)    Excludes rate case impacts.
(f)    Electric Utilities and Infrastructure includes higher property tax expense. Other includes higher income tax expense.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2021 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2020 YTD Reported Earnings Per Share	$3.86	$(1.90)	$0.28	$(0.39)	$1.85
Gas Pipeline Investments	—	2.30	—	—	2.30
Regulatory Settlements	0.04	—	—	—	0.04
Severance	—	—	—	(0.10)	(0.10)
2020 YTD Adjusted Earnings Per Share	$3.90	$0.40	$0.28	$(0.49)	$4.09
Weather	0.09	—	—	—	0.09
Volume	0.19	—	—	—	0.19
Riders and Other Retail Margin(a)	0.07	0.05	—	—	0.12
Rate case impacts, net(b)	0.32	0.02	—	—	0.34
Wholesale	0.01	—	—	—	0.01
Operations and maintenance, net of recoverables(c)	(0.12)	—	—	—	(0.12)
Midstream Gas Pipelines(d)	—	(0.07)	—	—	(0.07)
Duke Energy Renewables(e)	—	—	(0.07)	—	(0.07)
Interest Expense	(0.01)	—	—	0.03	0.02
AFUDC Equity	0.01	—	—	—	0.01
Depreciation and amortization(f)	0.02	(0.02)	—	—	—
Other(g)	(0.09)	—	—	(0.04)	(0.13)
Total variance before share count	$0.49	$(0.02)	$(0.07)	$(0.01)	$0.39
Change in share count	(0.17)	(0.02)	(0.01)	0.02	(0.18)
2021 YTD Adjusted Earnings Per Share	$4.22	$0.36	$0.20	$(0.48)	$4.30
Workplace and Workforce Realignment	—	—	—	(0.19)	(0.19)
Regulatory Settlements	(0.09)	—	—	—	(0.09)
Gas Pipeline Investments	—	(0.02)	—	—	(0.02)
2021 YTD Reported Earnings Per Share	$4.13	$0.34	$0.20	$(0.67)	$4.00

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 735 million shares to 769 million.

(a)    Electric Utilities and Infrastructure includes higher transmission revenues, a disallowance of purchased power at a DEF plant in the prior year and higher late payment revenues compared to prior year related to COVID-19.
(b)    Electric Utilities and Infrastructure includes the net impact of DEC and DEP North Carolina interim rates effective August and September 2020, respectively (+0.18), DEI base rate increases, effective August 2020 (+0.10), DEF SBRA and multi-year rate plan (+0.03) and DEK base rates increases, effective April 2020 (+0.01). Gas Utilities and Infrastructure includes the net impact of the PNG Tennessee rate case, effective January 2021.
(c)    Primarily due to higher employee-related expenses.
(d)    Primarily the loss of ACP earnings.
(e)    Primarily due to Texas Storm Uri impacts (-0.04) in February 2021 and lower wind resource.
(f)    Excludes rate case impacts.
(g)    Electric Utilities and Infrastructure and Other include higher income and property tax expense.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating Revenues
Regulated electric	$6,495	$6,315	$16,972	$16,402
Regulated natural gas	263	214	1,314	1,115
Nonregulated electric and other	193	192	573	574
Total operating revenues	6,951	6,721	18,859	18,091
Operating Expenses
Fuel used in electric generation and purchased power	1,844	1,849	4,702	4,645
Cost of natural gas	75	41	430	299
Operation, maintenance and other	1,507	1,450	4,319	4,142
Depreciation and amortization	1,265	1,217	3,698	3,497
Property and other taxes	371	324	1,073	1,003
Impairment of assets and other charges	211	28	342	36
Total operating expenses	5,273	4,909	14,564	13,622
Gains on Sales of Other Assets and Other, net	9	2	11	10
Operating Income	1,687	1,814	4,306	4,479
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	22	(80)	14	(2,004)
Other income and expenses, net	238	127	493	310
Total other income and expenses	260	47	507	(1,694)
Interest Expense	581	522	1,688	1,627
Income Before Income Taxes	1,366	1,339	3,125	1,158
Income Tax Expense (Benefit)	90	105	210	(74)
Net Income	1,276	1,234	2,915	1,232
Add: Net Loss Attributable to Noncontrolling Interests	129	70	247	208
Net Income Attributable to Duke Energy Corporation	1,405	1,304	3,162	1,440
Less: Preferred Dividends	39	39	92	93
Net Income Available to Duke Energy Corporation Common Stockholders	$1,366	$1,265	$3,070	$1,347

Earnings Per Share – Basic and Diluted
Basic and Diluted	$1.79	$1.74	$4.00	$1.85
Weighted average shares outstanding
Basic and Diluted	769	735	769	735

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	September 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$548	$259
Receivables (net of allowance for doubtful accounts of $48 at 2021 and $29 at 2020)	998	1,009
Receivables of VIEs (net of allowance for doubtful accounts of $75 at 2021 and $117 at 2020)	2,431	2,144
Inventory	2,900	3,167
Regulatory assets (includes $54 at 2021 and $53 at 2020 related to VIEs)	1,791	1,641
Other (includes $347 at 2021 and $296 at 2020 related to VIEs)	768	462
Total current assets	9,436	8,682
Property, Plant and Equipment
Cost	160,652	155,580
Accumulated depreciation and amortization	(50,543)	(48,827)
Facilities to be retired, net	127	29
Net property, plant and equipment	110,236	106,782
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $896 at 2021 and $937 at 2020 related to VIEs)	12,247	12,421
Nuclear decommissioning trust funds	9,861	9,114
Operating lease right-of-use assets, net	1,287	1,524
Investments in equity method unconsolidated affiliates	951	961
Other (includes $134 at 2021 and $81 at 2020 related to VIEs)	3,686	3,601
Total other noncurrent assets	47,335	46,924
Total Assets	$167,007	$162,388
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,888	$3,144
Notes payable and commercial paper	2,098	2,873
Taxes accrued	908	482
Interest accrued	558	537
Current maturities of long-term debt (includes $221 at 2021 and $472 at 2020 related to VIEs)	4,873	4,238
Asset retirement obligations	673	718
Regulatory liabilities	1,319	1,377
Other	2,239	2,936
Total current liabilities	15,556	16,305
Long-Term Debt (includes $3,923 at 2021 and $3,535 at 2020 related to VIEs)	57,929	55,625
Other Noncurrent Liabilities
Deferred income taxes	9,875	9,244
Asset retirement obligations	12,278	12,286
Regulatory liabilities	15,530	15,029
Operating lease liabilities	1,093	1,340
Accrued pension and other post-retirement benefit costs	988	969
Investment tax credits	804	687
Other (includes $341 at 2021 and $316 at 2020 related to VIEs)	1,714	1,719
Total other noncurrent liabilities	42,282	41,274
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2021 and 2020	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2021 and 2020	989	989
Common Stock, $0.001 par value, 2 billion shares authorized; 769 million shares outstanding at 2021 and 2020	1	1
Additional paid-in capital	44,348	43,767
Retained earnings	3,293	2,471
Accumulated other comprehensive loss	(297)	(237)
Total Duke Energy Corporation stockholders' equity	49,307	47,964
Noncontrolling interests	1,933	1,220
Total equity	51,240	49,184
Total Liabilities and Equity	$167,007	$162,388

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,915	$1,232
Adjustments to reconcile net income to net cash provided by operating activities	4,312	5,534
Net cash provided by operating activities	7,227	6,766

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(8,200)	(7,964)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,160	1,225

Net increase in cash, cash equivalents and restricted cash	187	27
Cash, cash equivalents and restricted cash at beginning of period	556	573
Cash, cash equivalents and restricted cash at end of period	$743	$600

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,569	$—	$—	$—	$(74)	$6,495
Regulated natural gas	—	285	—	—	(22)	263
Nonregulated electric and other	—	4	117	28	44	193
Total operating revenues	6,569	289	117	28	(52)	6,951
Operating Expenses
Fuel used in electric generation and purchased power	1,864	—	—	—	(20)	1,844
Cost of natural gas	—	75	—	—	—	75
Operation, maintenance and other	1,363	102	90	(20)	(28)	1,507
Depreciation and amortization	1,084	74	58	56	(7)	1,265
Property and other taxes	330	30	10	2	(1)	371
Impairment of assets and other charges	202	—	—	8	1	211
Total operating expenses	4,843	281	158	46	(55)	5,273
Gains (Losses) on Sales of Other Assets and Other, net	9	—	—	(1)	1	9
Operating Income (Loss)	1,735	8	(41)	(19)	4	1,687
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	3	10	(4)	13	—	22
Other income and expenses, net	217	15	2	12	(8)	238
Total Other Income and Expenses	220	25	(2)	25	(8)	260
Interest Expense	365	37	20	163	(4)	581
Income (Loss) Before Income Taxes	1,590	(4)	(63)	(157)	—	1,366
Income Tax Expense (Benefit)	160	(1)	(6)	(63)	—	90
Net Income (Loss)	1,430	(3)	(57)	(94)	—	1,276
Add: Net (Income) Loss Attributable to Noncontrolling Interest	(5)	—	135	(1)	—	129
Net Income (Loss) Attributable to Duke Energy Corporation	1,425	(3)	78	(95)	—	1,405
Less: Preferred Dividends	—	—	—	39	—	39
Segment Income (Loss) / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$1,425	$(3)	$78	$(134)	$—	$1,366
Special Items	64	(2)	—	7	—	69
Adjusted Earnings(a)	$1,489	$(5)	$78	$(127)	$—	$1,435

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$17,185	$—	$—	$—	$(213)	$16,972
Regulated natural gas	—	1,381	—	—	(67)	1,314
Nonregulated electric and other	—	10	355	81	127	573
Total operating revenues	17,185	1,391	355	81	(153)	18,859
Operating Expenses
Fuel used in electric generation and purchased power	4,760	—	—	—	(58)	4,702
Cost of natural gas	—	430	—	—	—	430
Operation, maintenance and other	3,907	302	240	(43)	(87)	4,319
Depreciation and amortization	3,154	216	167	182	(21)	3,698
Property and other taxes	949	92	28	4	—	1,073
Impairment of assets and other charges	203	—	—	139	—	342
Total operating expenses	12,973	1,040	435	282	(166)	14,564
Gains (Losses) on Sales of Other Assets and Other, net	11	—	—	(1)	1	11
Operating Income (Loss)	4,223	351	(80)	(202)	14	4,306
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	8	2	(32)	36	—	14
Other income and expenses, net	413	50	8	42	(20)	493
Total Other Income and Expenses	421	52	(24)	78	(20)	507
Interest Expense	1,066	105	53	470	(6)	1,688
Income (Loss) Before Income Taxes	3,578	298	(157)	(594)	—	3,125
Income Tax Expense (Benefit)	393	39	(56)	(166)	—	210
Net Income (Loss)	3,185	259	(101)	(428)	—	2,915
Add: Net (Income) Loss Attributable to Noncontrolling Interest	(5)	—	253	(1)	—	247
Net Income (Loss) Attributable to Duke Energy Corporation	3,180	259	152	(429)	—	3,162
Less: Preferred Dividends	—	—	—	92	—	92
Segment Income / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$3,180	$259	$152	$(521)	$—	$3,070
Special Items	64	15	—	142	—	221
Adjusted Earnings(a)	$3,244	$274	$152	$(379)	$—	$3,291

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,379	$—	$—	$—	$(64)	$6,315
Regulated natural gas	—	238	—	—	(24)	214
Nonregulated electric and other	—	3	126	24	39	192
Total operating revenues	6,379	241	126	24	(49)	6,721
Operating Expenses
Fuel used in electric generation and purchased power	1,869	—	—	—	(20)	1,849
Cost of natural gas	—	41	—	—	—	41
Operation, maintenance and other	1,326	103	72	(21)	(30)	1,450
Depreciation and amortization	1,053	65	52	54	(7)	1,217
Property and other taxes	286	26	8	4	—	324
Impairment of assets and other charges	20	7	—	—	1	28
Total operating expenses	4,554	242	132	37	(56)	4,909
Gains on Sales of Other Assets and Other, net	3	—	—	—	(1)	2
Operating Income (Loss)	1,828	(1)	(6)	(13)	6	1,814
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(8)	(71)	(3)	3	(1)	(80)
Other income and expenses, net	75	16	2	40	(6)	127
Total Other Income and Expenses	67	(55)	(1)	43	(7)	47
Interest Expense	308	35	18	160	1	522
Income (Loss) Before Income Taxes	1,587	(91)	(25)	(130)	(2)	1,339
Income Tax Expense (Benefit)	206	(18)	(15)	(66)	(2)	105
Net Income (Loss)	1,381	(73)	(10)	(64)	—	1,234
Add: Net Loss Attributable to Noncontrolling Interest	—	—	70	—	—	70
Net Income (Loss) Attributable to Duke Energy Corporation	1,381	(73)	60	(64)	—	1,304
Less: Preferred Dividends	—	—	—	39	—	39
Segment Income (Loss) / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$1,381	$(73)	$60	$(103)	$—	$1,265
Special Items	31	65	—	—	—	96
Adjusted Earnings(a)	$1,412	$(8)	$60	$(103)	$—	$1,361
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$16,596	$—	$—	$—	$(194)	$16,402
Regulated natural gas	—	1,186	—	—	(71)	1,115
Nonregulated electric and other	—	8	378	73	115	574
Total operating revenues	16,596	1,194	378	73	(150)	18,091
Operating Expenses
Fuel used in electric generation and purchased power	4,703	—	—	—	(58)	4,645
Cost of natural gas	—	300	—	—	(1)	299
Operation, maintenance and other	3,891	312	204	(181)	(84)	4,142
Depreciation and amortization	3,023	193	148	154	(21)	3,497
Property and other taxes	885	82	24	12	—	1,003
Impairment of assets and other charges	23	7	6	—	—	36
Total operating expenses	12,525	894	382	(15)	(164)	13,622
Gains on Sales of Other Assets and Other, net	11	—	—	—	(1)	10
Operating Income	4,082	300	(4)	88	13	4,479
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(3)	(2,004)	(5)	9	(1)	(2,004)
Other income and expenses, net	244	42	5	46	(27)	310
Total Other Income and Expenses	241	(1,962)	—	55	(28)	(1,694)
Interest Expense	991	103	49	498	(14)	1,627
Income (Loss) Before Income Taxes	3,332	(1,765)	(53)	(355)	(1)	1,158
Income Tax Expense (Benefit)	493	(365)	(52)	(149)	(1)	(74)
Net Income (Loss)	2,839	(1,400)	(1)	(206)	—	1,232
Add: Net Loss Attributable to Noncontrolling Interest	—	—	208	—	—	208
Net Income (Loss) Attributable to Duke Energy Corporation	2,839	(1,400)	207	(206)	—	1,440
Less: Preferred Dividends	—	—	—	93	—	93
Segment Income (Loss) / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$2,839	$(1,400)	$207	$(299)	$—	$1,347
Special Items	31	1,691	—	(75)	—	1,647
Adjusted Earnings(a)	$2,870	$291	$207	$(374)	$—	$2,994
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$138	$12	$4	$394	$—	$548
Receivables, net	713	104	174	7	—	998
Receivables of variable interest entities, net	2,431	—	—	—	—	2,431
Receivables from affiliated companies	168	356	655	1,389	(2,568)	—
Notes receivable from affiliated companies	113	—	—	1,420	(1,533)	—
Inventory	2,686	86	84	43	1	2,900
Regulatory assets	1,546	147	—	98	—	1,791
Other	311	91	247	139	(20)	768
Total current assets	8,106	796	1,164	3,490	(4,120)	9,436
Property, Plant and Equipment
Cost	137,419	13,662	7,214	2,454	(97)	160,652
Accumulated depreciation and amortization	(44,984)	(2,702)	(1,388)	(1,468)	(1)	(50,543)
Facilities to be retired, net	116	11	—	—	—	127
Net property, plant and equipment	92,551	10,971	5,826	986	(98)	110,236
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	10,987	761	—	499	—	12,247
Nuclear decommissioning trust funds	9,861	—	—	—	—	9,861
Operating lease right-of-use assets, net	879	17	122	269	—	1,287
Investments in equity method unconsolidated affiliates	108	236	470	137	—	951
Investment in consolidated subsidiaries	604	4	(4)	64,796	(65,400)	—
Other	2,106	324	111	2,797	(1,652)	3,686
Total other noncurrent assets	41,924	3,266	699	68,498	(67,052)	47,335
Total Assets	142,581	15,033	7,689	72,974	(71,270)	167,007
Segment reclassifications, intercompany balances and other	(1,016)	(341)	(652)	(69,257)	71,266	—
Segment Assets	$141,565	$14,692	$7,037	$3,717	$(4)	$167,007

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$2,080	$232	$83	$493	$—	$2,888
Accounts payable to affiliated companies	715	29	809	945	(2,498)	—
Notes payable to affiliated companies	979	468	44	54	(1,545)	—
Notes payable and commercial paper	—	34	—	2,065	(1)	2,098
Taxes accrued	1,001	54	(86)	(60)	(1)	908
Interest accrued	359	43	2	154	—	558
Current maturities of long-term debt	2,135	26	165	2,551	(4)	4,873
Asset retirement obligations	673	—	—	—	—	673
Regulatory liabilities	1,233	86	—	—	—	1,319
Other	1,527	118	133	538	(77)	2,239
Total current liabilities	10,702	1,090	1,150	6,740	(4,126)	15,556
Long-Term Debt	35,717	3,641	1,553	17,110	(92)	57,929
Long-Term Debt Payable to Affiliated Companies	1,646	7	—	—	(1,653)	—
Other Noncurrent Liabilities
Deferred income taxes	10,895	1,152	(659)	(1,513)	—	9,875
Asset retirement obligations	12,045	64	169	—	—	12,278
Regulatory liabilities	14,093	1,415	—	23	(1)	15,530
Operating lease liabilities	774	15	127	177	—	1,093
Accrued pension and other post-retirement benefit costs	435	34	(28)	547	—	988
Investment tax credits	801	2	—	—	1	804
Other	761	272	367	502	(188)	1,714
Total other noncurrent liabilities	39,804	2,954	(24)	(264)	(188)	42,282
Equity
Total Duke Energy Corporation stockholders' equity	54,267	7,339	3,527	49,385	(65,211)	49,307
Noncontrolling interests	445	2	1,483	3	—	1,933
Total equity	54,712	7,341	5,010	49,388	(65,211)	51,240
Total Liabilities and Equity	142,581	15,033	7,689	72,974	(71,270)	167,007
Segment reclassifications, intercompany balances and other	(1,016)	(341)	(652)	(69,257)	71,266	—
Segment Liabilities and Equity	$141,565	$14,692	$7,037	$3,717	$(4)	$167,007

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,104	$1,667	$1,561	$413	$886	$(62)	$6,569
Operating Expenses
Fuel used in electric generation and purchased power	452	523	552	119	292	(74)	1,864
Operation, maintenance and other	465	364	262	90	171	11	1,363
Depreciation and amortization	366	290	214	56	154	4	1,084
Property and other taxes	91	39	105	76	16	3	330
Impairment of assets and other charges	159	43	—	—	—	—	202
Total operating expenses	1,533	1,259	1,133	341	633	(56)	4,843
(Losses) Gains on Sales of Other Assets and Other, net	(1)	7	1	1	1	—	9
Operating Income	570	415	429	73	254	(6)	1,735
Other Income and Expenses, net(b)	125	60	20	3	11	1	220
Interest Expense	137	79	79	23	49	(2)	365
Income Before Income Taxes	558	396	370	53	216	(3)	1,590
Income Tax Expense	19	25	72	5	34	5	160
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—	—	5	5
Segment Income	$539	$371	$298	$48	$182	$(13)	$1,425
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $17 million for Duke Energy Carolinas, $9 million for Duke Energy Progress, $4 million for Duke Energy Florida, $1 million for Duke Energy Ohio and $7 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$5,430	$4,417	$3,987	$1,119	$2,366	$(134)	$17,185
Operating Expenses
Fuel used in electric generation and purchased power	1,218	1,368	1,335	294	710	(165)	4,760
Operation, maintenance and other	1,310	1,069	743	252	534	(1)	3,907
Depreciation and amortization	1,088	811	619	163	458	15	3,154
Property and other taxes	248	129	290	217	57	8	949
Impairment of assets and other charges	160	43	—	—	—	—	203
Total operating expenses	4,024	3,420	2,987	926	1,759	(143)	12,973
Gains on Sales of Other Assets and Other, net	1	8	1	1	—	—	11
Operating Income	1,407	1,005	1,001	194	607	9	4,223
Other Income and Expenses, net(b)	219	106	54	10	31	1	421
Interest Expense	400	226	239	66	148	(13)	1,066
Income Before Income Taxes	1,226	885	816	138	490	23	3,578
Income Tax Expense	67	60	160	16	81	9	393
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—	—	5	5
Segment Income	$1,159	$825	$656	$122	$409	$9	$3,180
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $46 million for Duke Energy Carolinas, $25 million for Duke Energy Progress, $12 million for Duke Energy Florida, $4 million for Duke Energy Ohio and $19 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$21	$51	$40	$12	$14	$—	$138
Receivables, net	278	162	104	99	81	(11)	713
Receivables of variable interest entities, net	915	532	449	—	—	535	2,431
Receivables from affiliated companies	85	68	3	93	62	(143)	168
Notes receivable from affiliated companies	—	—	—	—	251	(138)	113
Inventory	969	815	439	95	367	1	2,686
Regulatory assets	460	499	365	27	196	(1)	1,546
Other	104	116	35	(1)	60	(3)	311
Total current assets	2,832	2,243	1,435	325	1,031	240	8,106
Property, Plant and Equipment
Cost	51,790	36,666	23,300	7,641	17,321	701	137,419
Accumulated depreciation and amortization	(17,959)	(13,365)	(5,839)	(2,261)	(5,551)	(9)	(44,984)
Facilities to be retired, net	89	27	—	—	—	—	116
Net property, plant and equipment	33,920	23,328	17,461	5,380	11,770	692	92,551
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	2,743	3,955	1,829	337	1,300	823	10,987
Nuclear decommissioning trust funds	5,434	3,857	570	—	—	—	9,861
Operating lease right-of-use assets, net	95	402	312	19	51	—	879
Investments in equity method unconsolidated affiliates	—	—	1	—	—	107	108
Investment in consolidated subsidiaries	60	14	3	291	1	235	604
Other	1,198	771	350	65	276	(554)	2,106
Total other noncurrent assets	9,530	8,999	3,065	1,308	1,628	17,394	41,924
Total Assets	46,282	34,570	21,961	7,013	14,429	18,326	142,581
Segment reclassifications, intercompany balances and other	(176)	(121)	(117)	(297)	(111)	(194)	(1,016)
Reportable Segment Assets	$46,106	$34,449	$21,844	$6,716	$14,318	$18,132	$141,565
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$673	$392	$506	$256	$239	$14	$2,080
Accounts payable to affiliated companies	184	113	129	20	198	71	715
Notes payable to affiliated companies	86	117	603	299	—	(126)	979
Taxes accrued	392	164	177	185	83	—	1,001
Interest accrued	137	68	72	23	59	—	359
Current maturities of long-term debt	357	1,207	276	24	151	120	2,135
Asset retirement obligations	245	234	—	17	177	—	673
Regulatory liabilities	503	439	102	41	147	1	1,233
Other	516	442	404	63	105	(3)	1,527
Total current liabilities	3,093	3,176	2,269	928	1,159	77	10,702
Long-Term Debt	12,318	8,491	7,273	2,447	3,791	1,397	35,717
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	1,028	1,646
Other Noncurrent Liabilities
Deferred income taxes	3,953	2,500	2,385	734	1,289	34	10,895
Asset retirement obligations	5,134	5,407	443	51	966	44	12,045
Regulatory liabilities	6,867	4,686	649	336	1,573	(18)	14,093
Operating lease liabilities	83	359	265	19	49	(1)	774
Accrued pension and other post-retirement benefit costs	64	234	225	86	172	(346)	435
Investment tax credits	288	129	208	3	172	1	801
Other	558	78	56	57	53	(41)	761
Total other noncurrent liabilities	16,947	13,393	4,231	1,286	4,274	(327)	39,804
Equity
Total Duke Energy Corporation stockholders equity	13,624	9,360	8,188	2,334	5,055	15,706	54,267
Noncontrolling interests(c)	—	—	—	—	—	445	445
Total equity	13,624	9,360	8,188	2,334	5,055	16,151	54,712
Total Liabilities and Equity	46,282	34,570	21,961	7,013	14,429	18,326	142,581
Segment reclassifications, intercompany balances and other	(176)	(121)	(117)	(297)	(111)	(194)	(1,016)
Reportable Segment Liabilities and Equity	$46,106	$34,449	$21,844	$6,716	$14,318	$18,132	$141,565
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$93	$195	$—	$1	$289
Operating Expenses
Cost of natural gas	9	66	—	—	75
Operation, maintenance and other	27	76	(1)	—	102
Depreciation and amortization	23	51	1	(1)	74
Property and other taxes	14	16	—	—	30
Total operating expenses	73	209	—	(1)	281
Gains on Sales of Other Assets and Other, net	1	—	—	(1)	—
Operating Income (Loss)	21	(14)	—	1	8
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	9	1	10
Other income and expenses, net	2	14	—	(1)	15
Total other income and expenses	2	14	9	—	25
Interest Expense	8	29	—	—	37
Income (Loss) Before Income Taxes	15	(29)	9	1	(4)
Income Tax Expense (Benefit)	4	(7)	2	—	(1)
Segment Income (Loss)	$11	$(22)	$7	$1	$(3)
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Primarily earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$375	$1,016	$—	$—	$1,391
Operating Expenses
Cost of natural gas	76	354	—	—	430
Operation, maintenance and other	77	225	1	(1)	302
Depreciation and amortization	65	150	1	—	216
Property and other taxes	48	44	—	—	92
Total operating expenses	266	773	2	(1)	1,040
Gains on Sales of Other Assets and Other, net	1	—	—	(1)	—
Operating Income (Loss)	110	243	(2)	—	351
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	2	—	2
Other income and expenses, net	5	45	—	—	50
Total other income and expenses	5	45	2	—	52
Interest Expense	17	88	—	—	105
Income Before Income Taxes	98	200	—	—	298
Income Tax Expense	21	18	—	—	39
Segment Income	$77	$182	$—	$—	$259
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes losses from the cancellation of the ACP pipeline and earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$4	$—	$8	$—	$12
Receivables, net	9	96	—	(1)	104
Receivables from affiliated companies	1	87	386	(118)	356
Inventory	19	68	—	(1)	86
Regulatory assets	22	125	—	—	147
Other	30	58	2	1	91
Total current assets	85	434	396	(119)	796
Property, Plant and Equipment
Cost	3,890	9,732	40	—	13,662
Accumulated depreciation and amortization	(841)	(1,861)	—	—	(2,702)
Facilities to be retired, net	—	11	—	—	11
Net property, plant and equipment	3,049	7,882	40	—	10,971
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	309	335	—	117	761
Operating lease right-of-use assets, net	—	17	—	—	17
Investments in equity method unconsolidated affiliates	—	—	231	5	236
Investment in consolidated subsidiaries	—	—	—	4	4
Other	17	282	24	1	324
Total other noncurrent assets	650	683	255	1,678	3,266
Total Assets	3,784	8,999	691	1,559	15,033
Segment reclassifications, intercompany balances and other	(1)	(28)	(27)	(285)	(341)
Reportable Segment Assets	$3,783	$8,971	$664	$1,274	$14,692
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$47	$184	$1	$—	$232
Accounts payable to affiliated companies	20	32	100	(123)	29
Notes payable to affiliated companies	153	315	—	—	468
Notes payable and commercial paper	—	—	34	—	34
Taxes accrued	18	40	(3)	(1)	54
Interest accrued	8	35	—	—	43
Current maturities of long-term debt	26	—	—	—	26
Regulatory liabilities	22	64	—	—	86
Other	4	77	37	—	118
Total current liabilities	298	747	169	(124)	1,090
Long-Term Debt	569	2,968	—	104	3,641
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	302	859	(9)	—	1,152
Asset retirement obligations	44	21	—	(1)	64
Regulatory liabilities	398	1,004	—	13	1,415
Operating lease liabilities	—	15	—	—	15
Accrued pension and other post-retirement benefit costs	28	6	—	—	34
Investment tax credits	1	1	—	—	2
Other	34	172	63	3	272
Total other noncurrent liabilities	807	2,078	54	15	2,954
Equity
Total Duke Energy Corporation stockholders' equity	2,103	3,206	466	1,564	7,339
Noncontrolling interests	—	—	2	—	2
Total equity	2,103	3,206	468	1,564	7,341
Total Liabilities and Equity	3,784	8,999	691	1,559	15,033
Segment reclassifications, intercompany balances and other	(1)	(28)	(27)	(285)	(341)
Reportable Segment Liabilities and Equity	$3,783	$8,971	$664	$1,274	$14,692
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
September 2021

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	25,604	26,157	(2.1%)	(0.2%)	68,115	65,817	3.5%	0.6%
General Service	21,991	21,113	4.2%	5.3%	56,956	55,263	3.1%	4.0%
Industrial	13,736	12,662	8.5%	7.2%	37,436	35,583	5.2%	5.5%
Other Energy Sales	146	130	12.3%	n/a	419	421	(0.5%)	n/a
Unbilled Sales	(937)	(1,171)	20.0%	n/a	(676)	(219)	(208.7%)	n/a
Total Retail Sales	60,540	58,891	2.8%	3.4%	162,250	156,865	3.4%	2.9%
Wholesale and Other	12,327	11,984	2.9%		31,859	29,687	7.3%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	72,867	70,875	2.8%		194,109	186,552	4.1%

Average Number of Customers (Electric)
Residential	7,011,080	6,883,872	1.8%		6,965,548	6,848,397	1.7%
General Service	1,051,194	1,005,196	4.6%		1,008,890	1,000,760	0.8%
Industrial	17,155	17,270	(0.7%)		16,684	17,294	(3.5%)
Other Energy Sales	22,750	31,157	(27.0%)		25,074	31,042	(19.2%)
Total Retail Customers	8,102,179	7,937,495	2.1%		8,016,196	7,897,493	1.5%
Wholesale and Other	35	46	(23.9%)		37	45	(17.8%)
Total Average Number of Customers – Electric Utilities and Infrastructure	8,102,214	7,937,541	2.1%		8,016,233	7,897,538	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	15,428	17,245	(10.5%)		39,527	33,201	19.1%
Nuclear	19,147	18,852	1.6%		56,632	55,890	1.3%
Hydro	374	640	(41.6%)		2,000	2,544	(21.4%)
Natural Gas and Oil	24,321	22,424	8.5%		60,248	59,585	1.1%
Renewable Energy	411	334	23.1%		1,181	894	32.1%
Total Generation(d)	59,681	59,495	0.3%		159,588	152,114	4.9%
Purchased Power and Net Interchange(e)	16,789	15,631	7.4%		45,558	44,441	2.5%
Total Sources of Energy	76,470	75,126	1.8%		205,146	196,555	4.4%
Less: Line Loss and Other	3,603	4,251	(15.2%)		11,037	10,003	10.3%
Total GWh Sources	72,867	70,875	2.8%		194,109	186,552	4.1%

Owned Megawatt (MW) Capacity(c)
Summer					50,137	50,759
Winter					53,545	54,272
Nuclear Capacity Factor (%)(f)					96	95

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2021

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	8,537	8,657	(1.4%)		22,960	21,879	4.9%
General Service	8,384	8,023	4.5%		21,496	21,077	2.0%
Industrial	5,966	5,273	13.1%		15,458	14,612	5.8%
Other Energy Sales	82	68	20.6%		228	229	(0.4%)
Unbilled Sales	(352)	(816)	56.9%		(85)	(418)	79.7%
Total Retail Sales	22,617	21,205	6.7%	7.3%	60,057	57,379	4.7%	3.9%
Wholesale and Other	2,416	2,521	(4.2%)		7,300	6,666	9.5%
Total Consolidated Electric Sales – Duke Energy Carolinas	25,033	23,726	5.5%		67,357	64,045	5.2%

Average Number of Customers
Residential	2,380,208	2,316,390	2.8%		2,347,201	2,300,089	2.0%
General Service	404,207	368,342	9.7%		389,440	366,071	6.4%
Industrial	6,040	6,097	(0.9%)		5,971	6,103	(2.2%)
Other Energy Sales	14,437	22,981	(37.2%)		16,824	22,880	(26.5%)
Total Retail Customers	2,804,892	2,713,810	3.4%		2,759,436	2,695,143	2.4%
Wholesale and Other	18	21	(14.3%)		18	22	(18.2%)
Total Average Number of Customers – Duke Energy Carolinas	2,804,910	2,713,831	3.4%		2,759,454	2,695,165	2.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,661	5,940	(21.5%)		12,779	11,587	10.3%
Nuclear	11,191	11,463	(2.4%)		34,534	33,642	2.7%
Hydro	169	423	(60.0%)		1,181	1,783	(33.8%)
Natural Gas and Oil	6,547	4,712	38.9%		14,966	12,975	15.3%
Renewable Energy	90	47	91.5%		245	132	85.6%
Total Generation(d)	22,658	22,585	0.3%		63,705	60,119	6.0%
Purchased Power and Net Interchange(e)	3,156	2,823	11.8%		7,166	7,521	(4.7%)
Total Sources of Energy	25,814	25,408	1.6%		70,871	67,640	4.8%
Less: Line Loss and Other	781	1,682	(53.6%)		3,514	3,595	(2.3%)
Total GWh Sources	25,033	23,726	5.5%		67,357	64,045	5.2%

Owned MW Capacity(c)
Summer					20,001	20,191
Winter					20,877	21,127
Nuclear Capacity Factor (%)(f)					97	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	9	37	(75.7%)		1,917	1,735	10.5%
Cooling Degree Days	1,023	1,027	(0.4%)		1,494	1,474	1.4%

Variance from Normal
Heating Degree Days	(35.7%)	144.2%			(1.2%)	(11.5%)
Cooling Degree Days	1.4%	3.0%			(1.7%)	(1.9%)

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2021

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,324	5,427	(1.9%)		14,601	13,705	6.5%
General Service	4,434	4,283	3.5%		11,323	10,901	3.9%
Industrial	2,871	2,721	5.5%		7,794	7,588	2.7%
Other Energy Sales	19	19	—%		58	58	—%
Unbilled Sales	(408)	(216)	(88.9%)		(198)	(147)	(34.7%)
Total Retail Sales	12,240	12,234	—%	1.4%	33,578	32,105	4.6%	2.6%
Wholesale and Other	6,979	6,801	2.6%		17,977	17,407	3.3%
Total Consolidated Electric Sales – Duke Energy Progress	19,219	19,035	1.0%		51,555	49,512	4.1%

Average Number of Customers
Residential	1,403,394	1,380,981	1.6%		1,397,527	1,371,672	1.9%
General Service	244,717	239,941	2.0%		218,881	238,656	(8.3%)
Industrial	3,993	3,997	(0.1%)		3,595	4,000	(10.1%)
Other Energy Sales	1,414	1,415	(0.1%)		1,415	1,415	—%
Total Retail Customers	1,653,518	1,626,334	1.7%		1,621,418	1,615,743	0.4%
Wholesale and Other	7	9	(22.2%)		8	9	(11.1%)
Total Average Number of Customers – Duke Energy Progress	1,653,525	1,626,343	1.7%		1,621,426	1,615,752	0.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,613	3,162	(17.4%)		5,483	4,602	19.1%
Nuclear	7,956	7,389	7.7%		22,098	22,248	(0.7%)
Hydro	118	160	(26.3%)		587	624	(5.9%)
Natural Gas and Oil	6,269	6,155	1.9%		17,177	16,235	5.8%
Renewable Energy	71	68	4.4%		198	193	2.6%
Total Generation(d)	17,027	16,934	0.5%		45,543	43,902	3.7%
Purchased Power and Net Interchange(e)	2,765	2,738	1.0%		7,508	7,223	3.9%
Total Sources of Energy	19,792	19,672	0.6%		53,051	51,125	3.8%
Less: Line Loss and Other	573	637	(10.0%)		1,496	1,613	(7.3%)
Total GWh Sources	19,219	19,035	1.0%		51,555	49,512	4.1%

Owned MW Capacity(c)
Summer					12,468	12,534
Winter					13,609	13,594
Nuclear Capacity Factor (%)(f)					94	94

Heating and Cooling Degree Days
Actual
Heating Degree Days	2	23	(91.3%)		1,749	1,433	22.1%
Cooling Degree Days	1,120	1,157	(3.2%)		1,679	1,670	0.5%

Variance from Normal
Heating Degree Days	(83.5%)	138.8%			(1.2%)	(19.9%)
Cooling Degree Days	4.0%	8.5%			2.2%	2.6%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2021

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,524	6,795	(4.0%)		16,215	16,289	(0.5%)
General Service	4,276	4,143	3.2%		11,231	10,895	3.1%
Industrial	883	831	6.3%		2,547	2,356	8.1%
Other Energy Sales	6	6	—%		17	17	—%
Unbilled Sales	(151)	—	—%		(28)	544	(105.1%)
Total Retail Sales	11,538	11,775	(2.0%)	(0.9%)	29,982	30,101	(0.4%)	1.5%
Wholesale and Other	1,445	1,198	20.6%		2,749	2,289	20.1%
Total Electric Sales – Duke Energy Florida	12,983	12,973	0.1%		32,731	32,390	1.1%

Average Number of Customers
Residential	1,690,451	1,659,206	1.9%		1,683,219	1,650,696	2.0%
General Service	209,180	205,232	1.9%		207,801	204,590	1.6%
Industrial	1,965	2,000	(1.8%)		1,954	2,004	(2.5%)
Other Energy Sales	1,529	1,493	2.4%		1,501	1,493	0.5%
Total Retail Customers	1,903,125	1,867,931	1.9%		1,894,475	1,858,783	1.9%
Wholesale and Other	6	11	(45.5%)		6	9	(33.3%)
Total Average Number of Customers – Duke Energy Florida	1,903,131	1,867,942	1.9%		1,894,481	1,858,792	1.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,658	1,621	2.3%		4,573	2,420	89.0%
Natural Gas and Oil	10,467	10,595	(1.2%)		25,846	27,889	(7.3%)
Renewable Energy	241	210	14.8%		720	546	31.9%
Total Generation(d)	12,366	12,426	(0.5%)		31,139	30,855	0.9%
Purchased Power and Net Interchange(e)	1,450	1,233	17.6%		3,514	3,304	6.4%
Total Sources of Energy	13,816	13,659	1.1%		34,653	34,159	1.4%
Less: Line Loss and Other	833	686	21.4%		1,922	1,769	8.6%
Total GWh Sources	12,983	12,973	0.1%		32,731	32,390	1.1%

Owned MW Capacity(c)
Summer					10,246	10,335
Winter					11,114	11,347

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		310	220	40.9%
Cooling Degree Days	1,544	1,569	(1.6%)		2,904	3,229	(10.1%)

Variance from Normal
Heating Degree Days	—%	—%			(18.2%)	(10.8%)
Cooling Degree Days	3.9%	5.5%			6.5%	17.4%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2021

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,677	2,725	(1.8%)		7,093	6,911	2.6%
General Service	2,558	2,458	4.1%		6,841	6,593	3.8%
Industrial	1,496	1,403	6.6%		4,197	3,978	5.5%
Other Energy Sales	27	25	8.0%		79	79	—%
Unbilled Sales	(33)	(70)	52.9%		(148)	(54)	(174.1%)
Total Retail Sales	6,725	6,541	2.8%	2.6%	18,062	17,507	3.2%	1.9%
Wholesale and Other	119	137	(13.1%)		524	256	104.7%
Total Electric Sales – Duke Energy Ohio	6,844	6,678	2.5%		18,586	17,763	4.6%

Average Number of Customers
Residential	785,368	782,281	0.4%		785,755	781,935	0.5%
General Service	89,850	89,075	0.9%		89,795	89,027	0.9%
Industrial	2,471	2,479	(0.3%)		2,476	2,488	(0.5%)
Other Energy Sales	3,500	3,440	1.7%		3,472	3,439	1.0%
Total Retail Customers	881,189	877,275	0.4%		881,498	876,889	0.5%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	881,190	877,276	0.4%		881,499	876,890	0.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	692	940	(26.4%)		2,530	1,833	38.0%
Natural Gas and Oil	22	33	(33.3%)		50	40	25.0%
Total Generation(d)	714	973	(26.6%)		2,580	1,873	37.7%
Purchased Power and Net Interchange(e)	6,734	6,399	5.2%		17,917	17,693	1.3%
Total Sources of Energy	7,448	7,372	1.0%		20,497	19,566	4.8%
Less: Line Loss and Other	604	694	(13.0%)		1,911	1,803	6.0%
Total GWh Sources	6,844	6,678	2.5%		18,586	17,763	4.6%

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	28	50	(44.0%)		3,042	2,826	7.6%
Cooling Degree Days	855	825	3.6%		1,215	1,177	3.2%

Variance from Normal
Heating Degree Days	(47.2%)	(12.3%)			(0.4%)	(8.3%)
Cooling Degree Days	11.8%	9.4%			10.3%	8.1%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2021

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,542	2,553	(0.4%)		7,246	7,033	3.0%
General Service	2,339	2,206	6.0%		6,065	5,797	4.6%
Industrial	2,520	2,434	3.5%		7,440	7,049	5.5%
Other Energy Sales	12	12	—%		37	38	(2.6%)
Unbilled Sales	7	(69)	110.1%		(217)	(144)	(50.7%)
Total Retail Sales	7,420	7,136	4.0%	3.2%	20,571	19,773	4.0%	3.2%
Wholesale and Other	1,368	1,327	3.1%		3,309	3,069	7.8%
Total Electric Sales – Duke Energy Indiana	8,788	8,463	3.8%		23,880	22,842	4.5%

Average Number of Customers
Residential	751,659	745,014	0.9%		751,846	744,005	1.1%
General Service	103,240	102,606	0.6%		102,973	102,416	0.5%
Industrial	2,686	2,697	(0.4%)		2,688	2,699	(0.4%)
Other Energy Sales	1,870	1,828	2.3%		1,862	1,815	2.6%
Total Retail Customers	859,455	852,145	0.9%		859,369	850,935	1.0%
Wholesale and Other	3	4	(25.0%)		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	859,458	852,149	0.9%		859,373	850,939	1.0%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	5,804	5,582	4.0%		14,162	12,759	11.0%
Hydro	87	57	52.6%		232	137	69.3%
Natural Gas and Oil	1,016	929	9.4%		2,209	2,446	(9.7%)
Renewable Energy	9	9	—%		18	23	(21.7%)
Total Generation(d)	6,916	6,577	5.2%		16,621	15,365	8.2%
Purchased Power and Net Interchange(e)	2,684	2,438	10.1%		9,453	8,700	8.7%
Total Sources of Energy	9,600	9,015	6.5%		26,074	24,065	8.3%
Less: Line Loss and Other	812	552	47.1%		2,194	1,223	79.4%
Total GWh Sources	8,788	8,463	3.8%		23,880	22,842	4.5%

Owned MW Capacity(c)
Summer					6,346	6,623
Winter					6,781	7,040

Heating and Cooling Degree Days
Actual
Heating Degree Days	30	52	(42.3%)		3,291	3,142	4.7%
Cooling Degree Days	841	789	6.6%		1,196	1,132	5.7%

Variance from Normal
Heating Degree Days	(50.5%)	19.6%			(0.3%)	(5.0%)
Cooling Degree Days	10.9%	5.7%			9.1%	5.0%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
September 2021

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Inc. (Dec.)	2021	2020	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	134,549,588	115,549,371	16.4%	390,210,785	360,861,306	8.1%
Duke Energy Midwest LDC throughput (Mcf)	10,268,918	9,678,343	6.1%	62,220,827	58,570,583	6.2%

Average Number of Customers – Piedmont Natural Gas
Residential	1,021,965	1,003,014	1.9%	1,022,914	1,000,857	2.2%
Commercial	104,788	104,572	0.2%	105,482	105,023	0.4%
Industrial	954	965	(1.1%)	960	970	(1.0%)
Power Generation	19	19	—%	19	18	5.6%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,127,726	1,108,570	1.7%	1,129,375	1,106,868	2.0%

Average Number of Customers – Duke Energy Midwest
Residential	497,473	493,169	0.9%	499,537	495,049	0.9%
General Service	42,148	41,729	1.0%	43,416	43,371	0.1%
Industrial	1,519	1,524	(0.3%)	1,564	1,572	(0.5%)
Other	129	132	(2.3%)	130	132	(1.5%)
Total Average Number of Gas Customers – Duke Energy Midwest	541,269	536,554	0.9%	544,647	540,124	0.8%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
September 2021

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Inc. (Dec.)	2021	2020	% Inc. (Dec.)
Renewable Plant Production, GWh	2,567	2,563	0.2%	7,942	7,660	3.7%
Net Proportional MW Capacity in Operation(a)	n/a	n/a		4,630	3,984	16.2%
(a)    Includes 100% tax equity project capacity.